Exhibit 99-1
Flushing Financial Corporation
Certification of Chief Executive Officer
for First Fiscal Year Pursuant to EESA §111(b)(4)

I, John R. Buran, certify, based on my knowledge, that:

Flushing Financial Corporation was subject to the executive compensation requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended from time to time (“Section 111 of EESA”), during the period between June 15, 2009 and October 28, 2009 (the “applicable period”), the latter date being when Flushing Financial Corporation redeemed all the Senior Preferred stock from the U.S. Treasury.  During that period:

(i) To the extent required by the executive compensation requirements of Section 111 of EESA and the regulations promulgated thereunder, the compensation committee of Flushing Financial Corporation discussed, reviewed, and evaluated with senior risk officers during the applicable period, the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Flushing Financial Corporation;

(ii) To the extent required by the executive compensation requirements of Section 111 of EESA and the regulations promulgated thereunder, the compensation committee of Flushing Financial Corporation identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Flushing Financial Corporation, and during that same applicable period identified any features of the employee compensation plans that posed risks to Flushing Financial Corporation and limited those features to ensure that Flushing Financial Corporation was not unnecessarily exposed to risks;

(iii) To the extent required by the executive compensation requirements of Section 111 of EESA and the regulations promulgated thereunder, the compensation committee reviewed during the applicable period the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Flushing Financial Corporation to enhance the compensation of an employee, and limited any such features;

(iv) To the extent required by the executive compensation requirements of Section 111 of EESA and the regulations promulgated thereunder, the compensation committee of Flushing Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) To the extent required by the executive compensation requirements of Section 111 of EESA and the regulations promulgated thereunder, the compensation committee of Flushing Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Flushing Financial Corporation;

(B) Employee compensation plans that unnecessarily exposed Flushing Financial Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Flushing Financial Corporation to enhance the compensation of an employee;

(vi) Flushing Financial Corporation required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Flushing Financial Corporation prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on June 15, 2009 and ending October 28, 2009;

(viii) Flushing Financial Corporation limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the period beginning on June 15, 2009 and ending October 28, 2009;

(ix) The board of directors of Flushing Financial Corporation established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, by September 14, 2009; this policy has been provided to Treasury and its primary regulatory agency; Flushing Financial Corporation and its employees complied with this policy during the applicable period beginning on September 14, 2009 and ending October 28, 2009; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) Flushing Financial Corporation permitted a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations at the annual shareholders’ meeting that occurred during the period beginning on June 15, 2009 and ending October 28, 2009;

(xi) Flushing Financial Corporation will timely disclose the amount, nature, and justification for the offering during the period beginning on June 15, 2009 and ending October 28, 2009 of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Flushing Financial Corporation will timely disclose whether Flushing Financial Corporation, the board of directors of Flushing Financial Corporation, or the compensation committee of Flushing Financial Corporation engaged during the period beginning on June 15, 2009 and ending October 28, 2009, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Flushing Financial Corporation prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on June 15, 2009 and ending October 28, 2009;

(xiv) Flushing Financial Corporation substantially complied with all other applicable requirements related to employee compensation that are provided in the agreement between Flushing Financial Corporation and Treasury, including any amendments;

(xv) Flushing Financial Corporation submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. ( See, for example, 18 U.S.C. 1001.)

BY:	/s/ John R. Buran
John R. Buran
Chief Executive Officer

DATE:	March 12, 2010